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To:      Waddell & Reed Financial, Inc. ("Company") Class A Option Holders

From:    Keith A. Tucker

Date:    March ___, 2003

Re:      Stock Option Tender
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Set forth below are the results of our recent Offer to Exchange (the "Offer")
all of the unexercised stock options (whether vested or unvested) that had an exercise price of $25.4375 or greater (the "Eligible Options") that were outstanding under the Company's stock incentive plans for restricted shares of Class A Common Stock (the "Restricted Stock"). We issued the Restricted Stock under the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as amended and restated (the "Plan"). All capitalized terms used in this memo that are not defined herein have the meanings given to those terms in the Letter of Transmittal accompanying our Offer to Exchange dated February 12, 2003.

The Offer expired at 11:59 p.m., Central Standard Time, on March 14, 2003. Promptly following the expiration of the Offer and pursuant to the terms and conditions of the Offer, we accepted for exchange Eligible Options tendered to us for a total of ____________ shares of Class A Common Stock and cancelled all such Eligible Options.

We have accepted for exchange and cancelled the number of Eligible Options you tendered as set forth on Attachment A. In accordance with the terms and subject to the conditions of the Offer, you will have the right to receive ________ shares of Restricted Stock, calculated at the exchange ratios indicated on Attachment A, in exchange for the Eligible Options you tendered.

The Restricted Stock will be subject to the terms and conditions of the Plan and a Restricted Stock agreement between you and Company. Please execute both copies of the enclosed Restricted Stock agreement and return one (1) copy to Janae Hartl in the Legal Department for our records. In addition, if in your Letter of Transmittal you elected to provide us with cash payment of the applicable federal, state and local income taxes (and, in the case of employees, employment withholding taxes) that you owe in connection with the issuance of the Restricted Stock, please enclose your cash payment as set forth on Attachment B.

If you have any questions about your rights in connection with the grant of Restricted Stock, please contact William D. Howey (913) 236-1902, Amy Goodman
(913) 236-1906, Patti Hare (913) 236-1905, or Karen Bulk (913) 236-2241, all
located at Waddell & Reed Financial, Inc., 6300 Lamar Avenue, Overland Park, Kansas 66202 (facsimile: (913) 236-1909).

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                                  ATTACHMENT A

              ELIGIBLE OPTIONS ACCEPTED FOR EXCHANGE AND CANCELLED


                   OPTION GRANT DATE                                   NO. OF OPTIONS
           -------------------------------------             -----------------------------------











                                                             YOU RECEIVED THE FOLLOWING NUMBER
           FOR EACH OPTION WITH AN STRIKE PRICE OF:          OF SHARES OF RESTRICTED STOCK:
           ----------------------------------------          ------------------------------
                       $25.4375                                             .2264
                       $25.8700                                             .2591
                       $26.7600                                             .2436
                       $29.4600                                             .2113
                       $29.6250                                             .2030
                       $30.9600                                             .2053
                       $31.1400                                             .2150
                       $31.3000                                             .1977
                       $31.6700                                             .2110
                       $32.5000                                             .1832
                       $32.6900                                             .2058
                       $32.8100                                             .1955
                       $33.5630                                             .1699
                       $33.9380                                             .1747
                       $34.1875                                             .1707

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                                  ATTACHMENT B

                              MONETARY PAYMENT OWED